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                                                                         10.15
                         THIRD AMENDED EMPLOYMENT AGREEMENT

     THIS THIRD AMENDED EMPLOYMENT AGREEMENT made this 17th day of November, 1997 by and between QUESTECH, INC., a Virginia corporation (hereinafter referred to as "the Company"), and GERALD F. MAYEFSKIE (hereinafter referred to as "the Employee").

     WITNESSETH:

     WHEREAS, the Company and the Employee entered into an Employment on the 23rd day of December, 1991 ("the Agreement") and thereafter certain amendments thereto;

     WHEREAS, the Company and the Employee have determined that further amendments to the Agreement are now necessary;

     WHEREAS, the amendments to the Agreement set forth herein were approved by the Board of Directors of the Company on November 17, 1997; and

     WHEREAS, the Company and the Employee are desirous of setting forth in writing the Agreement as amended.

     NOW, THEREFORE, for and in consideration of the sum of Ten dollars (S10.00), paid by Employee to the Corporation and other valuable consideration, receipt of which is hereby acknowledged, and the covenants, conditions, and promises herein contained, it is hereby agreed as follows:

     1. Employment. The Corporation, by resolution duly adopted by its Board of Directors (hereinafter referred to as "the Board"), a copy of which resolution is attached hereto as Exhibit A, hereby authorizes the Company to enter into this amended Agreement by the Chairman of the Board and the Chief Executive Officer, executing this Agreement and the Employee hereby accepts said employment upon the terms and conditions hereinafter set forth.

     2. Positions and Titles. During the period of the Employee's full-time employment by the Company, as hereinafter defined in this Agreement, the Employee shall have the titles and hold the offices of President and Chief Operating Officer, and shall have the usual authority associated with said positions and offices as more fully described in the By-Laws of the Company in effect as of the date of this Agreement.

     3. Term. The term of this Agreement shall be for a period of two (2) years from the date of this Agreement to its second anniversary date. This Agreement and the term of the Employee's full-time employment by the Company, shall be renewed annually by appropriate resolution duly adopted by the Board for successive two (2)-year periods. The Employee agrees to remain in the employ of the Company, as fully defined in this Agreement, during the period of time of this Agreement unless terminated or canceled pursuant to paragraphs 11 or 14 herein. The annual renewal of this Agreement by the Board shall be governed by the following:


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          (a)  The subject of the annual renewal of this Agreement by the Board shall be an agenda item for the Board at its regularly-scheduled quarterly meeting immediately preceding or following the annual anniversary date of this Agreement, whichever may be closer to the anniversary date.

          (b) The annual renewal of this Agreement shall be by the majority vote of the members of the Board, excluding the Employee's vote.

     4. Emplovee Status. During the period of the Employee's full-time employment by the Company, the Employee shall devote such of his business hours to the affairs of the Company as may be necessary in order to perform his duties and responsibilities.

     5. Compensation. During the period of the Employee's full-time employment by the Company, the Company shall pay to the Employee as compensation for his services hereunder a salary for the office of President and Chief Operating Officer in the sum of at least One Hundred Thirty-Five Thousand Dollars ($135,000.00), to be reviewed and increased at least annually by appropriate action of the Board, in such a manner as to insure that the compensation rate is commensurate with the industry scale for similar positions. In addition to the salary to be paid the Employee, the Company by appropriate action of the Board may provide the Employee bonus payments based on the performance of the Employee and the financial condition of the Company and such other benefits as are consistent with the Employee's position. In addition, the Employee shall receive as a fee as a director of the Company not less than $20,000.

     6. Vacation and Sick Leave. The Employee shall be entitled to vacations and sick leave as set forth in the Company's Handbook for Employees in effect as of the date of this Agreement, with such improvements and additional benefits as may be incorporated therein from time to time.

     7. Expenses. The Company agrees to reimburse the Employee in full for all reasonable expenses incurred by the Employee in the pursuit of the Company's business. The Employee shall submit to the Chief Executive Officer of the Company for his approval appropriate expense reports and vouchers in support of the expenses incurred on behalf of the Company.

     8. Insurance(Hospital, Medical, Dental, and Vision). The Company acknowledges that the Employee, his current spouse (as of the date of this Agreement or any amendment thereto) and his dependents currently are participants in the Company's medical plan and that in addition the Company currently maintains dental and vision insurance policies for the Employee, his spouse, and his dependents. With regard to such plans and insurance, the Company agrees with the Employee as follows:

          (a) To the extent possible under the terms of the plan, and if necessary, through other insurance, the Company shall continue to maintain the plan and shall be responsible for the respective premium payments throughout the effectiveness of this Agreement.

          (b) The Company shall continue its plan, or purchase insurance comparable thereto, to reimburse the Employee for all hospital, medical, dental, and vision expenses not otherwise covered.


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          (c)   In the event that the Employee has been employed by the Company for at least twelve (12) years and terminates this Agreement pursuant to paragraph 14(a), or this Agreement has not been terminated but the term hereof has expired, the Employee, his current spouse (as of the date of this Agreement or any amendment thereto), and to the extent allowed by spouse the plan and insurance, their dependents, shall be provided life-time coverage identical to the coverage set forth in this paragraph. Such reimbursement of the Employee shall be determined after deductions for Medicare, Medicare supplements, and any other health insurance benefit payments.

     9. Insurance (Life). The Company shall continue to maintain permanent life insurance on the Employee in the face amount of $300,000 and agrees to pay full premiums due on said policies during the effectiveness of this Agreement. The Employee shall have the sole right to designate the beneficiaries under such policies of insurance. The Company agrees that it shall:

          (a) Pay all premiums on such policies and otherwise maintain them in full force and effect.

          (b)  Not borrow on the policies or otherwise encumber them.

          (c) Make no attempt or request of the Employee to change the names of any beneficiaries or the method of the payment of the proceeds to them.

          (d) Regularly exhibit to the Employee, if requested, receipts for premium payments as well as to furnish to the Employee proof that the policies are in full force and effect with the appropriate beneficiary designations.

     10.  OuesTech Officers and Managers Deferred Compensation Trust (DEF COM
1). The Company agrees that the Employee shall have the right to participate in DEF COM I during the period in which he is receiving payments under this Agreement, and thereafter the Company agrees to allow the Employee to make annual contributions of the eligible amounts that can be contributed by the Founders until age 65. The Company further agrees that the Employee shall receive from DEF COM I upon retirement an amount equal to the highest added retirement benefit at QuesTech, excluding the present Chairman and Chief Executive Officer.

     11. Termination. This Agreement may be terminated by the Company and the Employee pursuant to the following:

          (a) Employee's Voluntary Termination. The Employee may voluntarily terminate this Agreement by providing the Company one hundred twenty (120) days' written notice if such termination is requested during the Employee's full-time employment. Any compensation to be paid to the Employee by the Company resulting from termination shall be governed by paragraph 12(a) of this Agreement.

          (b) Involuntary Termination. The Company shall have the right to involuntarily terminate the Employee with or without cause at any time. If such termination is without cause, the Company shall pay to the Employee the compensation governed by paragraph 12(b) herein. In the event the Employee is terminated by the Company for cause, he shall be entitled to no further compensation under this Agreement as of the effective date of the termination. For purposes of this Agreement, "cause" shall be defined as any action taken by the Employee or any


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action that the Employee fails to take that is determined by a court of competent jurisdiction to be criminal, fraudulent, or to involve gross negligence on the part of the Employee, other than an act or failure toact that the Employee in good faith believed was for the benefit of the Company. The Company agrees to provide the Employee at least sixty (60) days' written notice of termination pursuant to this subparagraph.

     12.  Payment on Termination.

          (a) Voluntary Termination. In the event that the Employee voluntarily terminates this Agreement pursuant to paragraph 11(a) during the period of his full-time employment, he shall be paid the maximum total compensation that he would receive under this Agreement for a period of two (2) years from the effective date of termination, unless upon the Employee's request, a waiver of the non-compete provision set forth in paragraph 13 is approved by a vote of two-thirds (2/3) of the Board excluding the Employee. Any payments required to be made to the Employee due to voluntary termination shall be payable to the Employee, or upon his death, to his spouse or to his estate, at the Employee's sole option.

          (b) Involuntary Termination. In the event that the Employee is involuntarily terminated without cause by the Company, pursuant to paragraph 11(b), he shall receive his maximum total compensation pursuant to this Agreement for a period of two (2) years from the effective date of termination. Any payments required to be made to the Employee due to involuntary termination shall be payable to the Employee, or upon his death, to his spouse or to his estate, at the Employee's sole option.

     13. Covenant Against Competition. The Employee acknowledges that he has been involved in the operation of the Company and its subsidiaries and has familiarity with the operation of the business of the Company and its subsidiaries. The Employee further acknowledges that the Company and its subsidiaries do business throughout the United States. The Employee agrees that for a period of two (2) years from the effective date of the Employee's voluntary termination of employment, he will not acquire interest in, other than an interest in a publicly-traded corporation that is insufficient to influence such corporation's business or work, or perform any services for any person, firm, company, corporation, or other entity anywhere in the United States, which has been, is, or is then potentially a competitor of the Company or its subsidiaries, or which is engaged primarily in activities similar to the type of business conducted by the Company or its subsidiaries at the time of termination, unless the Board approves same by two-thirds (2/3) vote excluding the vote of the Employee.

     14. Death of Employee. In the event of the Employee's death during the effectiveness of this Agreement, this Agreement shall stand terminated as of the date of death, except as to the following:

          (a) All compensation then being paid to the Employee by the Company as of the date of death shall continue to be paid to the Employee's surviving spouse if not survived by his spouse, then his dependents, for a period of five
(5) years after the date of death. In the event that the Employee is not survived by his spouse or leaves no dependents, no compensation shall be payable by the Company after the date of death.


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          (b)  The provisions of paragraph 9(c) shall survive the termination of this Agreement and shall bind the Company as to their requirements.

          (c) The Company shall cooperate and take all necessary steps to effectuate the payment of the insurance proceeds established in paragraph IO of this Agreement.

          (d) All accrued and unpaid benefits under this Agreement, whatsoever in nature, shall be payable to the Employee's estate.

     15. Assignment of Agreement. In the event that the Company is merged, reorganized, sold or otherwise comes under new ownership or control, if allowable under the law, all provisions of this Agreement shall bind the Company's successor in interest. The Company's successor in interest shall be required to retain the Employee in the same capacity as employed by the Company.

     16. Amendments. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof shall be effective unless evidenced by an instrument in writing duly executed by the parties hereto sought to be charged by such waiver.

     17. Writing. This Agreement sets forth the entire understanding of the parties with respect to the employment of the Employee by the Company and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     18. Waiver. The waiver by the Company or the Employee of any breach of any provision of this Agreement shall not operate to be construed as a waiver of any subsequent breach of this Agreement.

     19.   General Provisions.

          (a) This Agreement, the relationship between the parties thereunder and the settlement of any disputes as referred to below shall in all respects be governed by the laws of the Commonwealth of Virginia.

          (b) Any dispute that may arise either in contract or at law out of or in connection with the Agreement shall be finally and exclusively settled by arbitration by three arbitrators, in Virginia, in accordance with the Rules of the American Arbitration Association. Each party selects one AAA arbitrator and the two selected arbitrators shall select a third. The parties agree that the decision of the arbitrator(s) shall be final and binding and that any right of appeal with respect to any question of law arising in the course of the arbitration or out of the award shall be excluded.

          (c) Should the parties disagree as to the meaning of the provisions of this Agreement, they shall attempt to negotiate a settlement of their differences. If, however, the negotiations are unsuccessful, either party may seek arbitration, in Virginia, by the AAA as defined above, to either settle disputes arising as to the meaning of the Agreement or to declare the party's rights or to enforce the Agreement.

     20.   Captions. The captions for each paragraph are not part of this


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Agreement, but are for identification purposes only.

     21. Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the Commonwealth of Virginia.

     22. Notices. Any notice, writing, report or other document required or permitted hereunder shall be in writing and shall be given by pre-paid registered or certified mail, return receipt requested, addressed as follows:

          IF TO THE COMPANY:
          QuesTech, Inc.
          7600-W Leesburg Pike
          Falls Church, VA 22043
          Attention: Chairman and Chief Executive Officer

          COPY TO:
          Vice President and General Counsel
          QuesTech, Inc.
          7600-W Leesburg Pike
          Falls Church, VA 22043

          IF TO THE EMPLOYEE:
          Gerald F. Mayefskie
          1302 Pleasant Meadow Road
          Crofton, MD 21114

     The date of any such notice and of service thereof shall be deemed to be the date of dispatch. Either party may change his address or purpose of notice by giving notice in accordance with the provisions of this paragraph.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the date and year first above written.

                         THE COMPANY:
Witnessed by:              QUESTECH, INC.


M. P. Rivera             By:  Vincent L. Salvatori
                              ---------------------------
                              VINCENT L. SALVATORI
                              Chairman and Chief Executive Officer

                         THE EMPLOYEE:
Witnessed by:


M. P. Rivera             By:  Gerald F. Mayefskie
                              ---------------------------
                              GERALD F. MAYEFSKIE






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